UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2021
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55477	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD

On July 28, 2021, FingerMotion, Inc. (the “Company”) issued a news release to announce that it has submitted an application to have its shares of common stock listed on Nasdaq Capital Market. The listing of the Company’s shares of common stock on Nasdaq Capital Market remains subject to the approval of NASDAQ and the satisfaction of all applicable listing, governance and regulatory requirements. The Company intends to satisfy all of the applicable requirements; however, there is no assurance that its application will be approved. During the NASDAQ review process, the Company's common stock will continue to trade on the OTCQX under its current symbol “FNGR”.

“Over the past year we have been working diligently to comply with certain uplisting requirements,” said Martin Shen, CEO and of FingerMotion, Inc. "Applying for a NASDAQ listing is a key milestone in our Company’s evolution. We believe listing our common stock on the Nasdaq Capital Market will improve liquidity, increase our corporate visibility and enhance shareholder value. We are excited to have submitted this application, which if approved, would see us join the ranks of global technology companies listed in the U.S. We look forward to updating shareholders on our progress in due course.”

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated July 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: July 28, 2021	By: /s/ Martin J. Shen Martin J. Shen CEO